EXHIBIT 32
                              EASTON BANCORP, INC.
                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                         AND PRINCIPAL FINANCIAL OFFICER

CERTIFICATION  OF  PRINCIPAL  EXECUTIVE  OFFICER AND PRINCIPAL FINANCIAL OFFICER
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


     We, the undersigned, certify that to the best of our knowledge, based upon a review of the registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 2003 (the "Report"):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

                                     EASTON  BANCORP,  INC.
                                   ---------------------------------------
                                        (Registrant)



Date:    August  8,  2003           By:  /s/  R.  Michael  S.  Menzies, Sr.
       ------------------              ------------------------------------
                                                  R. Michael S. Menzies, Sr.
                                                  President
                                                  (Principal Executive Officer)



Date:     August  8,  2003          By:  /s/  Pamela  A.  Mussenden
        ------------------             ----------------------------------
                                                  Pamela  A.  Mussenden
                                                  Assistant Treasurer
                                                  (Principal Financial Officer)


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